Exhibit 10.5

LIMITED RECOURSE GUARANTEE

THIS LIMITED RECOURSE GUARANTEE (this “Guarantee”), dated as of January 12, 2015, is made in favor of and for the benefit of Hawker Energy, Inc., a Nevada corporation (“Lender”), and its successors and assigns, by Sefton Resources, Inc., a British Virgin Islands corporation (“Guarantor”).

R E C I T A L S

A.           Pursuant to a Secured Subordinated Note Due December 31, 2015, dated the date hereof (the “Note”), Lender has loaned or committed to loan to TEG Oil & Gas U.S.A., Inc., a Colorado corporation (“Borrower”), up to $2,100,000 (the “Loan”). Borrower’s obligations under the Note are secured by a Fourth Amended and Restated Security Agreement dated the date hereof (the “Security Agreement”), and Guarantor’s obligations under this Guarantee are secured by a Pledge Agreement dated the date hereof (the “Pledge Agreement”).

B.           Guarantor owns 100% of the issued and outstanding shares of capital stock of Borrower and has agreed to guarantee repayment of the Loan on a limited recourse basis.

C.           Lender has required, as a condition to the Loan, that Guarantor execute and deliver this Guarantee to Lender.

D.           Guarantor, as the parent company of Borrower, will derive substantial direct and indirect economic benefit from the Loan by Lender and Lender is willing to make the Loan, but only upon the condition, among others, that Guarantor has executed and delivered this Guarantee in favor of Lender.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce Lender to make the Loan, it is agreed as follows:

1.             Definitions; Certain Matters of Construction. For the purpose of this Guarantee, (a) capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the recitals above, in the Note, in the Pledge Agreement or in the Security Agreement and (b) the following terms have the respective meanings set forth below:

“Charge” means any Federal, state, county, city, municipal, local, foreign or other governmental (including Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof) tax at the time due and payable, levy, assessment, charge, lien, claim or encumbrance upon or relating to: (i) the Obligations or the Guarantee Obligations; (ii) the employees, payroll, income or gross receipts of Guarantor; (iii) the ownership or use of any of the assets of Guarantor; or (iv) any other aspect of the business of Guarantor.

“Guarantor” has the meaning specified in the preamble to this Guarantee.

“Guarantee” means this Continuing Limited Recourse Guarantee, including any and all amendments, modifications and supplements, and refers to this Continuing Limited Recourse Guarantee as it may be in effect at the time the reference becomes operative.

“Guarantee Obligations” means all liabilities and obligations of Guarantor to Lender as set forth in this Guarantee, whether now existing or hereafter arising.

“Guarantee Termination Date” means the earlier of (i) the date on which all Obligations cease to be outstanding and the Obligations and Guarantee Obligations have been indefeasibly satisfied in full and all Obligations in the nature of a performance obligation have been performed, or (ii) the date on which Guarantor assigns, transfers and conveys to Lender all of Guarantor’s equity interests and rights to equity interests in Borrower, free of all Liens, claims, restrictions and security interests, pursuant to documentation satisfactory in form and substance to Lender, or (iii) the date on which the Pledge Agreement is terminated in accordance with its terms, subject to the rights to reinstatement provided for thereunder and hereunder.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (including judgment liens, liens of mechanics, suppliers and other Persons for the provision of goods or services, and all other liens arising under statute, common law or judicial interpretation), liens securing any Charge, claim (including reclamation claims), security interest, easement or encumbrance, preference, priority or other security agreement or other preferential arrangement of any kind or nature whatsoever intended or having the effect of providing security for an obligation (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Loan” has the meaning specified in the recitals to this Guarantee.

“Obligations” means all liabilities and obligations of Borrower under the Note and under the Security Agreement.

“Person” means any individual, trustee, sole proprietorship, partnership, limited liability company or partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Subordinated Indebtedness” has the meaning specified in Section 2.9(a).

“Transferee” has the meaning specified in Section 9.9.

2.             The Guarantee.

2.1           Guarantee of the Obligations.

(a)           In consideration of the extensions of credit pursuant to the Note and all other financial accommodations to or for the benefit of Borrower, and for other valuable consideration, the receipt of which Guarantor hereby acknowledges, Guarantor unconditionally and irrevocably guarantees to Lender and its successors, endorsees, transferees and assigns the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations, whether now or hereafter existing, and whether for principal, interest, fees, expenses or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all amounts which would become due but for the operation of the provisions of any bankruptcy law).

(b)           This Guarantee constitutes a guarantee of payment and performance when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that Lender or any of its successors, endorsees, transferees or assigns assert any claim or demand or enforce any remedy whatsoever against Borrower or any other Person before or as a condition to the obligations of Guarantor under this Guarantee.

(c)           Guarantor’s payment and performance of the Guarantee Obligations hereunder are secured by the Pledge Agreement. Notwithstanding the foregoing or any other provisions of this Guarantee, the Pledge Agreement or any other agreement or instrument to which Guarantor is a party, it is agreed and understood that the liability of Guarantor hereunder, and Lender’s sole recourse against Guarantor hereunder, shall be limited solely to Guarantor’s interest in the “Collateral” as defined and described in the Pledge Agreement and the proceeds thereof, and there shall be no other recourse against Guarantor or any other assets or property of Guarantor, except to the extent and as a result of actual fraud on the part of Guarantor. In the event of actual fraud on the part of Guarantor, Guarantor’s liability shall, nonetheless, be limited to an amount equal to the fair value of the “Collateral” as defined and described in the Pledge Agreement (without giving effect to any reduction in the value thereof resulting from Guarantor’s fraudulent conduct). In the event of any conflict between the provisions of this Section 2.1(c) and any other provision of this Guarantee, this Section 2.1(c) shall govern and control.

2.2           Absolute Guarantee. The Guarantee Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, or be deemed to be satisfied by, nor shall Guarantor be exonerated, discharged or released (by virtue of the provisions of Sections 2809, 2819, 2845, 2848, 2849 or 2850 of the California Civil Code or any other law, rule, arrangement or relationship) by, any of the following events:

(a)           Lender’s exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or the Guarantee Obligations or any power, right, or remedy with respect to any of the Obligations or the Guarantee Obligations, including: (i) any suspension of Lender’s right to enforce against Borrower, Guarantor or any other guarantor of the Obligations or the Guarantee Obligations; or (ii) any change in the time, manner, or place of payment of, or in any other term of, any or all of the Obligations, or any other amendment to, or waiver of, the Note, the Pledge Agreement or any other agreement or instrument governing or evidencing any of the Obligations or the Guarantee Obligations;

(b)           any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of Borrower’s or Guarantor’s assets or of the assets of any other guarantor of the Obligations, liquidation, winding-up or dissolution of Borrower, Guarantor or any other guarantor of the Obligations;

(c)           any limitation, discharge, cessation or partial satisfaction of the Obligations, the Guarantee Obligations or the obligations of any other guarantor of the Obligations, whether by operation of any statute, regulation or rule of law or otherwise (but other than full satisfaction) regardless of the intervention or omission of Lender, or any invalidity, voidability, unenforceability or irregularity, or future change to or amendment of, in whole or in part, this Guarantee, the Note, the Pledge Agreement or any other document evidencing any Obligations or Guarantee Obligations;

(d)           any merger, acquisition, consolidation or change in structure of Borrower, Guarantor or any other guarantor of the Obligations; or any sale, lease, transfer or other disposition of any or all of the assets or equity interests of Borrower, Guarantor or any other guarantor of the Obligations;

(e)           any assignment or other transfer, in whole or in part, of Lender’s interest in and rights under the Note, the Pledge Agreement or this Guarantee, or of Lender’s interest in the Obligations or the Guarantee Obligations;

(f)            any claim, defense, counterclaim or setoff on the part of Borrower or any guarantor of the Obligations including, but not limited to, any defense or incapacity, disability or lack of corporate or other authority to execute any documents relating to the Obligations, the Guarantee Obligations or any other guaranty of the Obligations;

(g)           any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations, the Guarantee Obligations or any other guaranty of the Obligations other than full satisfaction of the Obligations, the Guarantee Obligations and any other guaranty of the Obligations;

(h)           Lender’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or reorganization case related to the Obligations, the Guarantee Obligations or any other guaranty of the Obligations;

(i)            any other action or circumstances that might otherwise constitute a defense available to, or a legal or equitable discharge of, any surety, guarantor or pledgor other than Guarantor; or

(j)            the fact that any of the Obligations or the Guarantee Obligations may arise out of any agreement or transaction that may be unenforceable in whole or in part, it being agreed by Guarantor that the Guarantee Obligations shall not be discharged until the Guarantee Termination Date (and then after the Guarantee Termination Date, the Guarantee Obligations shall be subject to reinstatement under Section 5).

2.3           Demand by Lender. In addition to and subject to the terms set forth in Sections 2.1 and 2.2 (including, without limitation, Section 2.1(c)), and in no manner imposing any limitation on those terms, it is expressly understood and agreed that, if any of the Obligations are declared to be or otherwise become immediately due and payable, then Guarantor shall, upon demand in writing therefor by Lender to Guarantor and subject to Section 2.1(c), immediately pay the Guarantee Obligations to Lender. Payment by Guarantor shall be made to Lender to be credited and applied to the Obligations, in immediately available funds in lawful money of the United States of America to an account designated by Lender at 326 S. Pacific Coast Highway, Suite 102, Redondo Beach, California 90277 or at any other address that may be specified in writing from time to time by Lender. Any payment received by Lender with respect to the Obligations shall reduce the Guarantee Obligations by the amount of the payment.

2.4           Guarantor Waivers. In addition to any other waivers contained herein, Guarantor waives and agrees, subject to Section 2.1(c), as follows:

(a)           The Guarantee Obligations are the immediate, direct, primary, and absolute liabilities of Guarantor, and are independent of, and not co-extensive with, the Obligations or the obligations of any other guarantor. Guarantor expressly waives any right it may now or in the future have (pursuant to Sections 2845 and 2850 of the California Civil Code or any other law, rule, arrangement or relationship) to require Lender to, and Lender shall not have any obligations to, first pursue or enforce against Borrower, any of the properties or assets of Borrower or any other security, guaranty or pledge that may now or hereafter be held by Lender for the Obligations, any guaranty of the Obligations or for the Guarantee Obligations, or to apply the security, guaranty or pledge to the Obligations or to the Guarantee Obligations, or to pursue any other remedy in Lender’s power that Guarantor may or may not be able to pursue himself or herself and that may lighten Guarantor’s burden. Guarantor agrees that any notice or directive given at any time to Lender that is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation or other dispute resolution procedure relating to this Guarantee for the reason that the pleading or introduction would be at variance with the written terms of this Guarantee, unless Lender has specifically agreed otherwise in writing. Guarantor shall remain liable for the Guarantee Obligations, notwithstanding any judgment Lender may obtain against Borrower, Guarantor, any other guarantor of the Obligations or any other Person, or any modification, extension or renewal with respect thereto.

(b)           Guarantor has entered into this Guarantee based solely on its independent knowledge of Borrower’s financial condition and Guarantor assumes full responsibility for obtaining any further information with respect to Borrower or the conduct of its business. Guarantor represents that it is now, and during the term of this Guarantee will be, responsible for ascertaining the financial condition of Borrower. Guarantor hereby waives any duty on the part of Lender to disclose to Guarantor, and agrees that Guarantor is not relying upon or expecting Lender to disclose to Guarantor, any fact known or learned by Lender relating to the operation or condition of Borrower or its business or relating to the existence, liability or financial condition of any other guarantor of the Obligations. Guarantor knowingly accepts the full range of risk encompassed in a contract of continuing guaranty, which risk includes the possibility that Borrower may incur Obligations after Borrower’s financial condition or its ability to pay its debts as they mature has deteriorated.

(c)           Lender shall not be under any obligation to marshal any assets in favor of Guarantor or in payment of any or all of the Obligations or the Guarantee Obligations.

(d)           Except as specifically provided in Section 2.3 or as otherwise provided for in this Guarantee or applicable law, Guarantor waives, to the fullest extent permitted by applicable law: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of the Note, the Pledge Agreement or any notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Guarantor may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; (iii) the benefit of all evaluation, appraisal and exemption laws; (iv) notice of any extension, modification, renewal or amendment of any of the terms of the Note, the Pledge Agreement or any guaranty of the Obligations; (v) notice of the occurrence of any default or event of default with respect to the Obligations, the Guarantee Obligations or otherwise; and (vi) notice of any exercise or non-exercise by Lender of any right, power or remedy with respect to the Obligations or the Guarantee Obligations.

(e)           Guarantor acknowledges that Guarantor has been advised by counsel of Guarantor’s choice with respect to this Guarantee, the Note, the Guarantee Obligations and the Pledge Agreement and the transactions evidenced hereby and thereby.

(f)           Guarantor agrees that until the Guarantee Termination Date Guarantor shall have no right of subrogation, reimbursement, indemnity or contribution, all of which Guarantor expressly waives.

(g)           If Lender, under applicable law, proceeds to realize its benefits under the Note or the Pledge Agreement, then Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guarantee. If Lender bids at any foreclosure or trustee’s sale or at any public or private sale permitted by law, Lender may bid all or less than the amount of the Obligations or the Guarantee Obligations and the amount of the bid need not be paid by Lender but shall be credited and applied as set forth in Section 7. The amount of the successful bid at any sale, whether Lender or any other party (including Guarantor) is the successful bidder, shall be deemed to be prima facie evidence of the fair market value of the assets purchased and the amount remaining after application of the bid amount in the manner set forth in Section 7 shall be deemed to be prima facie evidence of the amount of the Guarantee Obligations guaranteed under this Guarantee, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for the bidding at any such sale.

(h)           Guarantor agrees that: (i) the Obligations and Guarantee Obligations are and shall be (or have been) incurred by Borrower and Guarantor for business and commercial purposes only; (ii) any claim of Lender against Guarantor arising out of this Guarantee arises out of the conduct by Guarantor of its trade, business or profession; (iii) Guarantor undertakes all the risks encompassed in the Note and the Pledge Agreement as they may be now or are hereafter agreed upon by the parties thereto; and (iv) prior to the Guarantee Termination Date (and for any period of reinstatement of this Guarantee after the Guarantee Termination Date pursuant to Section 5), Lender, in the manner and on terms and at the time it deems best, and with or without notice to Guarantor, may release, add, subordinate or substitute security for the Obligations or the Guarantee Obligations.

(i)           Guarantor waives and agrees that Guarantor shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of the Guarantee Obligations or the enforcement by Lender of this Guarantee.

(j)           A separate action or actions may be brought and prosecuted by Lender against Guarantor whether or not an action is brought against Borrower, or whether Borrower is joined in any action or actions. Without limiting the generality of the foregoing, Guarantor expressly waives the benefit of any statute of limitations affecting the Obligations and expressly agrees that the running of a period of limitation on, or Lender’s delay or omission in, any action by Lender against Borrower or for the enforcement of any rights shall not exonerate or affect Guarantor’s liability to pay and perform the Guarantee Obligations.

2.5           Additional Waivers. Guarantor expressly acknowledges that:

(a)           In addition to the waivers set forth in Section 2.4, Guarantor also expressly, knowingly and intentionally waives and relinquishes any and all rights, defenses or benefits that Guarantor may have based upon an election of remedies by Lender which in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower or against any other Person or any security for the Guarantee Obligations by way of subrogation, indemnity, contribution, reimbursement or otherwise. In particular, Guarantor agrees that this Guarantee will remain fully effective and that Guarantor will be liable to Lender for any Guarantee Obligations, subject to Section 2.1(c), even if Lender enforces any Lien that secures the Obligations by means of a nonjudicial foreclosure, trustee’s sale or power of sale foreclosure and the effect of the sale is to prevent Guarantor from taking any action against Borrower to recover any amounts paid by Guarantor to Lender under this Guarantee or otherwise limits or destroys Guarantor’s right of subrogation.

(b)           Until all Obligations have been satisfied in full, Guarantor shall have no right to subrogation, and Guarantor expressly waives (i) any right (pursuant to Section 2848 of the California Civil Code or any other law, rule, arrangement or relationship) to enforce any remedy which Lender now has or may hereafter have against Borrower and (ii) any benefit of, and any right to participate in (pursuant to Section 2849 of the California Civil Code or any other law, rule, arrangement or relationship), any security now or hereafter held by Lender.

Guarantor also agrees that this Guarantee will remain fully effective and Guarantor will be liable to Lender for any Guarantee Obligations, subject to Section 2.1(c), even if Lender sells real property by judicial foreclosure action and Guarantor’s rights against Borrower are limited by the operation of law.

2.6           Waivers of Defenses. Guarantor waives any defense based upon or arising by reason of: (a) any disability or other defense of Borrower or any other Person, other than payment in full; (b) the cessation of liability or limitation from any cause whatsoever of the Obligations or any portion thereof, other than payment in full; (c) any lack of authority of any agent or other person acting or purporting to act on behalf of Borrower, or any defect in the formation of Borrower; (d) the application by Borrower of the proceeds of the Obligations for purposes other than the purposes represented to, or intended or understood by, Lender or Guarantor; (e) any act or omission by Lender that directly or indirectly results in or aids the discharge of Borrower or any portion of the Obligations by operation of law or otherwise, other than gross negligence or willful misconduct; or (f) any modification of the Obligations in any form whatsoever, including the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; provided, however, that nothing herein shall result in or effectuate an increase in the amount of the Obligations or Guarantee Obligations for which Guarantor shall be responsible beyond which is contemplated by this Guarantee and the Pledge Agreement as in effect on the date hereof absent consent of Guarantor.

2.7           Benefits of Guarantee. The provisions of this Guarantee are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein shall impair, as among Borrower, Guarantor and Lender, the Obligations. No transfer, endorsement or assignment shall increase or diminish any of the Guarantee Obligations hereunder. This Guarantee binds Guarantor, and Guarantor may not assign, transfer or endorse this Guarantee. If all or any part of the Obligations are transferred, endorsed or assigned by Lender to any Person or Persons, any reference to “Lender” herein shall be deemed to refer equally to that Person or Persons.

2.8           Continuing Guarantee. Guarantor agrees that (a) this is a continuing guarantee, (b) this Guarantee shall remain in full force and effect until the Guarantee Termination Date (and may be reinstated after the Guarantee Termination Date pursuant to Section 5) and (c) the Guarantee Obligations hereunder shall extend to each and every extension or renewal, if any, of the Obligations; provided, however, that nothing herein shall result in or effectuate an increase in the amount of the Obligations or Guarantee Obligations for which Guarantor shall be responsible beyond which is contemplated by this Guarantee and the Pledge Agreement as in effect on the date hereof absent consent of Guarantor.

2.9           Subordination.

(a)           Guarantor agrees that, until the Guarantee Termination Date (and for any period during which this Guarantee is reinstated pursuant to Section 5), all obligations and all indebtedness of Borrower to Guarantor and any and all present and future indebtedness regardless of its nature or manner of origination now or hereafter to become due and owing by Borrower to Guarantor (collectively, the “Subordinated Indebtedness”), are hereby subordinated and postponed and shall be inferior, in all respects, to the Guarantee Obligations.

(b)           In no circumstance shall any Subordinated Indebtedness be entitled to any collateral security; provided, that if any collateral security exists, Guarantor agrees that any now existing or hereafter arising Lien upon any of the assets of Borrower in favor of Guarantor, whether created by contract, assignment, subrogation, reimbursement, indemnity, operation of law, principles of equity or otherwise, shall be junior and inferior to, and is hereby subordinated in priority to any now existing or hereafter arising Liens in favor of Lender, regardless of the time, manner or order of creation, attachment or perfection of the respective Liens.

(c)           Guarantor agrees that Guarantor shall not: (i) assert, collect, accept payment on or enforce any of the Subordinated Indebtedness or take collateral or other security to secure payment of the Subordinated Indebtedness until the Guarantee Termination Date (and for any period during which this Guarantee is reinstated pursuant to Section 5); (ii) demand payment of, accelerate the maturity of or declare a default or event of default under the Subordinated Indebtedness until the Guarantee Termination Date (and for any period during which this Guarantee is reinstated pursuant to Section 5); (iii) cause or permit Borrower to make or give, or receive or accept, payment in any form (direct or indirect, including by transfer to an affiliate or subsidiary of Borrower or Guarantor) on account of the Subordinated Indebtedness, or make any transfers in respect of the Subordinated Indebtedness, or give any collateral security for the Subordinated Indebtedness. Any payment, transfer or collateral security so made or given by Borrower and received or accepted by Guarantor shall be held in trust by Guarantor for Lender, and Guarantor shall immediately turn over, in kind, any such payment to Lender for application in reduction of, or (in the case of property other than cash) as security for, the Guarantee Obligations.

2.10           No Setoff, Defense or Counterclaim. Guarantor represents, warrants and agrees that, as of the date of this Guarantee, the Guarantee Obligations are not subject to any setoff or defense of any kind against Lender or Borrower, and Guarantor specifically waives its rights to assert any such defense or right of setoff. Guarantor further agrees that the Guarantee Obligations shall not be subject to any counterclaims or setoffs against Lender or counterclaims, setoffs or defenses against Borrower that may arise in the future.

2.11           Representations and Warranties. Guarantor represents and warrants as follows:

(a)           The execution, delivery and performance by Guarantor of this Guarantee are within its authority, do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its property, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its property.

(b)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by Guarantor of this Guarantee.

(c)           This Guarantee is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of any bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally.

(d)           There is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality that may adversely affect Guarantor’s ability to perform its obligations hereunder.

3.             Further Assurances. Guarantor agrees that it will, at its expense, upon the reasonable written request of Lender, from time to time, promptly execute and deliver to Lender any additional instruments or documents considered necessary by Lender to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

4.             Limited Recourse. Notwithstanding any other provisions of this Guarantee, Lender’s recourse under this Guarantee shall be strictly limited to recourse under the Pledge Agreement as set forth in Section 2.1(c).

5.             Reinstatement. This Guarantee shall remain in full force and effect and continue to be effective, as the case may be, if at any time payment or performance of the Obligations or the Guarantee Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, or any other obligee of the Obligations or the Guarantee Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though the payment or performance had not been made. If any payment or part thereof is avoided, rescinded, reduced, restored or returned, the Obligations or the Guarantee Obligations, as the case may be, shall be reinstated and deemed reduced only by the amount paid and not so avoided, rescinded, reduced, restored or returned.

6.             Defaults and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may declare all of the Guarantee Obligations, immediately and without demand, notice or legal process of any kind, to be, and the Guarantee Obligations shall immediately become, due and payable, and then, or at any subsequent time, subject to the provisions of Section 2.1(c), Lender may exercise any or all of its rights and remedies under this Guarantee, the Note or the Pledge Agreement and under applicable law, and may, in addition:

(a)           make demand upon Guarantor for the payment of the Guarantee Obligations; and

(b)           resort to collateral pledged by Guarantor for payment of the Guarantee Obligations, without notice, declaration or demand by Lender to the extent not prohibited by applicable law; provided, that upon the occurrence of an Event of Default specified in paragraph (b) or (c) of Section 4 of the Note, the Guarantee Obligations shall become immediately due and payable without declaration, notice or demand.

7.             Application of Payments. Any payment made by Guarantor under this Guarantee shall be applied by Lender first to the payment of Obligations with respect to accrued but unpaid interest on the Note, then to the payment of the principal amount of the Note, and finally to all other outstanding Obligations.

8.             Miscellaneous.

8.1           Entire Agreement; Amendments. This Guarantee, together with the Note and the Pledge Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and (b) may not be amended or supplemented except by a writing signed by Lender and Guarantor.

8.2           Section Titles. The section titles contained in this Guarantee are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

8.3           Severability. If any one or more of the provisions contained in this Guarantee is determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of that provision or provisions in every other respect, and the remaining provisions of this Guarantee, shall not be in any way impaired.

8.4           Conflict of Terms. Except for the terms of Section 2.1(c) and its application throughout this Guarantee, if any provision of this Guarantee is inconsistent with any provision of the Note or the Pledge Agreement, the provision of the Note or the Pledge Agreement, as the case may be, shall govern and control.

8.5           Non-Waiver. None of the liabilities of Guarantor, and no right or remedy of Lender under this Guarantee, shall be deemed to have been suspended or waived by Lender, nor shall Lender be estopped from asserting any right or remedy, by Lender’s conduct or oral statements, but any suspension or waiver of any right or remedy by Lender must be in writing and signed by Lender. Any suspension or waiver by Lender of any of its rights or remedies under this Guarantee shall not suspend or waive any prior or subsequent right or remedy, whether of the same or of a different type.

8.6           Guarantee Termination Date. This Guarantee is a continuing guarantee that shall remain in full force and effect until the Guarantee Termination Date, at which time this Guarantee shall terminate and be of no further force and effect, subject to the reinstatement provisions of Section 5.

8.7           Limitation of Liability. Neither Lender nor any of its officers, directors, partners, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Guarantee except to the extent arising out of their gross negligence or willful misconduct.

8.8           Governing Law. In all respects, including all matters of construction, validity and performance, this Guarantee and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in that state, without regard to principles of conflicts of laws.

8.9           Successors and Assigns. All covenants and agreements in this Guarantee by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties (“Transferee”). Lender may assign any and all of its rights under this Guarantee, the Note and the Pledge Agreement to any Transferee in connection with any assignment of all or any portion of the Note and upon assignment the Transferee shall be entitled to all of the rights of Lender hereunder and under the Pledge Agreement to the same extent as if the Transferee were an original party to this Guarantee. Guarantor may not assign or transfer its obligations under this Guarantee.

IN WITNESS WHEREOF, Guarantor has caused this Continuing Limited Recourse Guarantee to be executed and delivered as of the date first set forth above.

SEFTON RESOURCES, INC., a
British Virgin Islands corporation

By:	/s/ Tom Milne
Tom Milne, Director